Exhibit 1

HIGHWOODS REALTY LIMITED PARTNERSHIP

$300,000,000

3.20% NOTES DUE 2021

UNDERWRITING AGREEMENT

May 19, 2014

May 19, 2014

WELLS FARGO SECURITIES, LLC
JEFFERIES LLC
as Representatives of the several Underwriters named in Schedule II hereto

c/o Wells Fargo Securities, LLC
550 S. Tryon Street
Charlotte, NC 28202

Ladies and Gentlemen:
Highwoods Realty Limited Partnership, a North Carolina limited partnership (the “Operating Partnership”), proposes to issue and sell to the several underwriters named in Schedule II (the “Underwriters”), acting severally and not jointly, the respective amounts set forth in such Schedule II of $300,000,000 aggregate principal amount of the Operating Partnership’s 3.20% Notes due 2021 (the “Notes”). Wells Fargo Securities, LLC and Jefferies LLC have agreed to act as the representatives of the several Underwriters (the “Representatives”) in connection with the offering and sale of the Notes.
The Notes will be issued pursuant to a base indenture dated as of December 1, 1996 (the “Base Indenture”), among the Operating Partnership, Highwoods Properties, Inc., a Maryland corporation (the “Company”), and US Bank National Association (as successor in interest to Wachovia Bank, N.A.), as trustee (the “Trustee”), as supplemented by a supplemental indenture or an officers’ certificate establishing the terms of the Notes, in either case dated as of May 27, 2014 (the “Supplemental Indenture”, and together with the Base Indenture, the “Indenture”). The Notes will be issued in book-entry form in the name of Cede & Co., as nominee of The Depository Trust Company (the “Depositary”).
1.Representations and Warranties. Each of the Operating Partnership and the Company, jointly and severally, represents and warrants to and agrees with each of the Underwriters that:
(a)Compliance with Registration Requirements; Incorporation of Documents by Reference. The Operating Partnership and the Company have filed with the Securities and Exchange Commission (the “Commission”) an “automatic shelf registration statement” as defined under Rule 405 under the Securities Act of 1933, as amended, (the “1933 Act”), on Form S-3 (File Nos. 333-193864 and 333-193864-01), in respect of securities of the Operating Partnership and the Company, including the Notes, not earlier than three years prior to the date hereof; such registration statement, and any post-effective amendment thereto, became effective on filing; the Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the “1939 Act”); and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Operating Partnership or the Company, threatened by the Commission, and no notice of objection of the Commission to the use of such form of registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the 1933 Act has been received by the Operating Partnership or the Company (the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Basic Prospectus”); the various parts of such registration statement, excluding any Form T-1 but including all other exhibits thereto and any prospectus supplement or prospectus relating to the Notes that is filed with the Commission and deemed by virtue of Rule 430B under the 1933 Act to be part of such registration statement (any such information that was omitted from such registration statement at the time it became effective but that was deemed to be a part and included in such registration statement pursuant to Rule 430B under the 1933 Act is referred to as “430B Information”), each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; each preliminary prospectus used in connection with the offering of the Notes that omitted Rule 430B Information, including the related Basic Prospectus in the form first filed by the Operating Partnership pursuant to Rule 424(b) under the 1933 Act is herein called, a “Preliminary Prospectus;” the final prospectus supplement specifically relating to the Notes prepared and filed with the Commission pursuant to Rule 424(b) under the 1933 Act is hereinafter called the “Prospectus Supplement”; the Basic Prospectus, as amended and supplemented by the Prospectus Supplement, is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, each Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act; provided, however, that no representation or warranty included in any exhibit to any such incorporated document, other than the representations and warranties contained herein, is deemed to be made to you; any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement or base prospectus relating to the Notes filed with the Commission pursuant to Rule 424(b) under the 1933 Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and incorporated therein, in each case after the date of the Basic Prospectus, each Preliminary Prospectus or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the 1934 Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement. For purposes of this Agreement, all references to the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).
No order preventing or suspending the use of Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission.
At the respective times the Registration Statement and each amendment thereto became effective, at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”) and at the Closing Date, the Registration Statement complied and will comply as to form in all material respects to the requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act and the rules and regulations of the Commission under the 1939 Act (the “1939 Act Regulations”) and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.
Each Preliminary Prospectus (including the Basic Prospectus or any amendment thereto) when so filed complied as to form in all material respects with the 1933 Act Regulations. The Prospectus (including any amendment thereto) complied or will comply as to form when filed and at the Closing Date in all material respects with the 1933 Act Regulations. Each Preliminary Prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

The Issuer General Use Free Writing Prospectus(es) (as defined below) issued at or prior to such Applicable Time and each Preliminary Prospectus issued at or prior to the Applicable Time, as most recently amended or supplemented immediately prior to the Applicable Time (collectively, the “General Disclosure Package”), as of each Applicable Time and the Closing Date, will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Limited Use Free Writing Prospectus, as supplemented by and taken together with the General Disclosure Package as of the Applicable Time and the Closing Date will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each applicable Issuer Free Writing Prospectus will not conflict with the information contained in the Registration Statement, any Preliminary Prospectus or the Prospectus.
The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they became effective or were filed with the Commission, as the case may be, complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”), and, when read together with the other information in the Prospectus, (a) at the time the Registration Statement became effective, (b) at the time the Prospectus was issued and (c) on the date of this Agreement, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.
As used in this Agreement:
“Applicable Time” means 2:09 p.m. (New York City time) on May 19, 2014 or such other time as agreed in writing by the Operating Partnership, the Company and the Underwriters.
“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), relating to the Notes that (i) is required to be filed with the Commission by the Operating Partnership, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Notes or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Operating Partnership’s records pursuant to Rule 433(g).
“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a “bona fide electronic road show” (as defined in Rule 433)), as evidenced by its being specified in Schedule IV hereto.
“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.
The representations and warranties in this Section 1(a) shall not apply to any statements in or omissions from the Registration Statement, the General Disclosure Package, the Basic Prospectus, any Preliminary Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, which is based upon information relating to any Underwriter furnished to the Operating Partnership or the Company by any Underwriter through you expressly for use therein, it being understood that the only such information furnished by the Underwriters consists of the information described as such in Section 7(b) hereof.

(b)Well-Known Seasoned Issuer. (A)(i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), and (iii) at the time the Operating Partnership or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the 1933 Act Regulations) made any offer relating to the Notes in reliance on the exemption of Rule 163 under the 1933 Act Regulations, each of the Operating Partnership and the Company was a “well-known seasoned issuer” as defined in Rule 405 of the 1933 Act Regulations; and (B) at the earliest time after the filing of the Registration Statement that the Operating Partnership or any other offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Notes, neither the Operating Partnership nor the Company was an “ineligible issuer” as defined in Rule 405 of the 1933 Act Regulations.
(c)Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.
(d)Financial Statements. The financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Operating Partnership and the Company, at the dates indicated and the statement of operations, equity, capital and cash flows of the Operating Partnership and the Company, for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included or incorporated by reference in the Registration Statement. The ratios of earnings to fixed charges (actual and, if any, pro forma) included in the General Disclosure Package and the Prospectus under the caption “Ratio of Earnings to Fixed Charges” have been calculated in compliance with Item 503(d) of Regulation S-K of the Commission. The pro forma financial statements and the related notes thereto included in the Registration Statement, the General Disclosure Package and the Prospectus, if any, present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. All disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus, or incorporated by reference therein, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the 1934 Act and Item 10 of Regulation S-K of the 1933 Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in all material respects in accordance with the Commission’s rules and guidelines applicable thereto.
(e)Real Estate Investment Trust. With respect to all tax periods in respect of which the Internal Revenue Service is or will be entitled to any claim, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Code,” which term, as used herein, includes the regulations and published interpretations thereunder), and the Company’s present and proposed method of operation will enable it to continue to meet the requirements for taxation as a REIT under the Code.
(f)No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition (financial or otherwise), or in the earnings, business affairs or business prospects of the Operating Partnership, the Company and their subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Operating Partnership, the Company or any of their subsidiaries, other than those in the ordinary course of business, which are material with respect to the Operating Partnership, the Company and their subsidiaries considered as one enterprise, and (C) except for regular quarterly dividends on the Operating Partnership’s units, the Company’s common stock, $.01 par value (the “Common Stock”) or the Company’s preferred stock in amounts per share that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Operating Partnership or the Company on any partnership interests or class of capital stock.
(g)Incorporation and Good Standing of the Operating Partnership, the Company, and their Respective Subsidiaries. Each of the Operating Partnership, the Company, and their respective subsidiaries has been duly incorporated or formed, as applicable, and is validly existing as a corporation, limited partnership or limited liability company, as applicable, in good standing under the laws of the jurisdiction of its incorporation or formation, as applicable, and has the corporate, limited partnership or limited liability company power and authority to own, lease and operate its properties and to conduct its business as described in the General Disclosure Package and the Prospectus and, in the case of the Operating Partnership and the Company, to enter into and perform its obligations under this Agreement, the Indenture and the Notes. Each of the Operating Partnership, the Company, and each subsidiary is duly qualified as a foreign corporation, limited partnership or limited liability company, as applicable, to transact business and is in good standing or equivalent status in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Effect. Other than the Operating Partnership with respect to the Company, neither the Operating Partnership nor the Company owns or controls, directly or indirectly, any corporation, association or other entity that would be deemed a Significant Subsidiary (as such term is defined in Rule 405 under the 1933 Act).
(h)Ownership of the Operating Partnership and Subsidiaries. All of the issued and outstanding capital stock (or similar equity interests) of each subsidiary of the Operating Partnership and the Company has been duly authorized and validly issued, is fully paid and nonassessable and such capital stock owned by the Operating Partnership is owned by the Operating Partnership, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim (“Liens”), except as disclosed in the General Disclosure Package and the Prospectus.
(i)Capitalization. All of the issued and outstanding units of limited partnership (“Units”) of the Operating Partnership have been duly and validly authorized and issued by the Operating Partnership. None of the Units was issued in violation of the preemptive or other similar rights of any security holder of the Operating Partnership or any other person or entity. Except as set forth in the General Disclosure Package and the Prospectus, there are no outstanding options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities or interests for, Units or other ownership interests of the Operating Partnership. The Company is the sole general partner of the Operating Partnership. The Units owned by the Company are owned directly by the Company, free and clear of all Liens, except as disclosed in the General Disclosure Package and the Prospectus. The shares of issued and outstanding Common Stock have been duly authorized and validly issued and are fully paid and non-assessable and have been issued in compliance with federal and state securities laws; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company and the authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Prospectus). The Company’s Common Stock has been registered pursuant to Section 12(b) of the 1934 Act and is listed on the New York Stock Exchange (the “NYSE”) and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock from the NYSE, nor has the Company received any notification that the Commission or the NYSE is contemplating terminating such registration or listing.
(j)Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Operating Partnership and the Company.
(k)Authorization of the Notes. The Notes are in the form contemplated by the Indenture, have been duly authorized for issuance and sale pursuant to this Agreement and the Indenture and, on the Closing Date, will have been duly executed by the Operating Partnership and, when authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, will constitute valid and binding obligations of the Operating Partnership, enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and will be entitled to the benefits of the Indenture.
(l)Authorization of the Base Indenture. The Base Indenture has been duly qualified under the 1939 Act, has been duly authorized, executed and delivered by the Operating Partnership and the Company, and constitutes a valid and binding obligation of the Operating Partnership and the Company, enforceable against the Operating Partnership and the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.
(m)Authorization of the Supplemental Indenture. The Supplemental Indenture has been duly authorized by the Operating Partnership and the Company and, at the Closing Date, will have been duly executed and delivered by the Operating Partnership and the Company and will constitute a valid and binding agreement of the Operating Partnership and the Company, enforceable against the Operating Partnership and the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.
(n)Description of the Notes and the Indenture. The Notes and the Indenture conform in all material respects to the statements relating thereto contained in the General Disclosure Package and the Prospectus.
(o)Partnership Agreement. The Agreement of Limited Partnership of the Operating Partnership (the “Partnership Agreement”) has been duly and validly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms. To the best of the Company’s knowledge, the Partnership Agreement has been duly executed and delivered by the other parties thereto and is a valid and binding agreement, enforceable against such parties in accordance with its terms.
(p)Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. None of the Operating Partnership, the Company, nor any of their subsidiaries is in violation of its partnership agreement, charter, bylaws, or limited liability company agreement or is in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Operating Partnership, the Company or any of their subsidiaries is a party or by which the Operating Partnership, the Company or any of their subsidiaries may be bound, or to which any of the property or assets of the Operating Partnership, the Company or any of their subsidiaries is subject (each, an “Existing Instrument”), except for such Defaults as would not, individually or in the aggregate, result in a Material Adverse Effect. The Operating Partnership’s and the Company’s execution, delivery and performance of this Agreement, the Indenture and the Notes, and the issuance and delivery of the Notes, and consummation of the transactions contemplated hereby and thereby and by the General Disclosure Package and the Prospectus (i) have been duly authorized by all necessary partnership or corporate action, as applicable, and will not result in any violation of the provisions of the partnership agreement, charter, bylaws or limited liability company agreement of the Operating Partnership, the Company or any of their subsidiaries, (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Operating Partnership, the Company or any of their subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, and (iii) will not result in any violation of any law, statute, administrative regulation or administrative or court decree applicable to the Operating Partnership, the Company or any subsidiary. As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Operating Partnership, the Company or any of their subsidiaries.
(q)No Material Actions or Proceedings. Except as otherwise disclosed in the General Disclosure Package and the Prospectus, there are no legal or governmental actions, suits or proceedings pending or, to the best of the Operating Partnership’s and the Company’s knowledge, threatened (i) against or affecting the Operating Partnership, the Company or any of their subsidiaries or which has as the subject thereof any property owned or leased by, the Operating Partnership, the Company or any of their subsidiaries that, if determined adversely to the Operating Partnership, the Company or such subsidiary, would reasonably be expected to result in a Material Adverse Effect or adversely affect the consummation of the transactions contemplated by this Agreement or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required. No material labor dispute with the employees of the Operating Partnership, the Company or any of their subsidiaries exists or, to the best of the knowledge of the Operating Partnership and the Company, is threatened or imminent.
(r)Intellectual Property Rights. The Operating Partnership, the Company and their subsidiaries own or possess sufficient trademarks, trade names, patent rights, copyrights, licenses, domain names, approvals, trade secrets and other similar rights (collectively, “Intellectual Property Rights”) reasonably necessary to conduct their businesses as now conducted; and the expected expiration of any of such Intellectual Property Rights would not result in a Material Adverse Effect. Neither the Operating

Partnership, the Company nor any of their subsidiaries has received any notice of infringement or conflict with asserted Intellectual Property Rights of others, which infringement or conflict, if the subject of an unfavorable decision, would result in a Material Adverse Effect.
(s)Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the execution and delivery by the Operating Partnership and the Company of this Agreement or the Indenture or the performance by the Operating Partnership or the Company of their obligations under this Agreement or the Indenture in connection with the offering, issuance or sale of the Notes under this Agreement or the consummation of the transactions contemplated hereby and by the General Disclosure Package and the Prospectus except (i) such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations, the 1939 Act or the 1939 Act Regulations or state securities laws, (ii) such as have been obtained or as may be required under the laws and regulations of jurisdictions outside of the United States in which the Notes are offered or (iii) such as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”).
(t)Absence of Manipulation. Neither the Operating Partnership, the Company nor any of their affiliates have taken, nor will the Operating Partnership, the Company or any affiliate take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of any security of the Operating Partnership or the Company to facilitate the sale or resale of the Notes.
(u)All Necessary Permits, etc. The Operating Partnership, the Company and each of their subsidiaries possess such valid and current certificates, authorizations, permits, licenses, approvals, consents and other authorizations issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses except for those for which the failure to obtain would not result in a Material Adverse Effect. None of the Operating Partnership, the Company, nor any subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization, permit, license, approval, consent or other authorization which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.
(v)Title to Properties. Except as otherwise disclosed in the General Disclosure Package and the Prospectus, each of the Operating Partnership, the Company and their subsidiaries has good and marketable fee simple title to or valid and enforceable leasehold title in all the properties and assets that are reflected as owned in the financial statements referred to in Section 1(d) hereof, in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except for such security interests, mortgages, liens, encumbrances, equities, claims and other defects that would not have a Material Adverse Effect.
(w)Mortgages, Deeds of Trust and Ground Leases. The mortgages and deeds of trust encumbering the properties and assets described in the General Disclosure Package and the Prospectus (i) are not convertible (in the absence of foreclosure) into an equity interest in the property or asset described therein or in the Operating Partnership, the Company or any of their subsidiaries, nor does the Operating Partnership, the Company nor any of their subsidiaries hold a participating interest therein, (ii) except as set forth in the General Disclosure Package and the Prospectus, are not cross-defaulted to any indebtedness other than indebtedness of the Operating Partnership, the Company or any of their subsidiaries and (iii) are not cross-collateralized to any property not owned by the Operating Partnership, the Company or any of their subsidiaries. Except as would not cause a Material Adverse Effect, all ground leases affecting any of the properties, development projects or development land owned by the Operating

Partnership, the Company or any of their subsidiaries are in full force and effect, and none of the Operating Partnership, the Company or any of their subsidiaries is in default under any such ground lease and neither of the Operating Partnership nor the Company knows of any event which, but for the passage of time or the giving of notice, or both, would constitute a default under any of such ground leases.
(x)Tax Law Compliance. Each of the Operating Partnership and the Company has filed all federal, state, local and foreign income tax returns which have been required to be filed (except in any case in which the failure to so file would not have a Material Adverse Effect) and has paid all taxes required to be paid and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except, in all cases, for any such tax, assessment, fine or penalty that is being contested in good faith or as would not have, individually or in the aggregate, a Material Adverse Effect.
(y)Not an “Investment Company”. The Operating Partnership and the Company have been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the “Investment Company Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder). None of the Operating Partnership, the Company, or any of their subsidiaries is, and after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the General Disclosure Package and the Prospectus will not be, an “investment company” within the meaning of the Investment Company Act.
(z)Insurance. Each of the Operating Partnership, the Company and their subsidiaries are insured by recognized, financially sound institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses. Neither the Operating Partnership nor the Company has any reason to believe that it or any subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect.
(aa)Title Insurance. Each of the Operating Partnership, the Company, and each of their subsidiaries has title insurance or binding commitments for title insurance on all material properties and assets owned by them in an amount at least equal to the greater of (a) the cost of acquisition of such property or assets and (b) the cost of construction of the improvements located on such properties.
(bb)    No Registration Rights. There are no contracts, agreements or understandings between the Operating Partnership or the Company and any person granting such person the right to require the Operating Partnership or the Company to include any securities of the Operating Partnership or the Company with the securities registered pursuant to the Registration Statement other than as disclosed in the General Disclosure Package and the Prospectus.
(cc)    Compliance with Sarbanes-Oxley. Except as otherwise disclosed in the General Disclosure Package and the Prospectus, the Operating Partnership, the Company, and their subsidiaries and their respective officers and directors are in compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder).
(dd)    Accounting System. Except as otherwise disclosed in the General Disclosure Package and the Prospectus, the Operating Partnership, the Company and their subsidiaries maintain a system of accounting controls that is in compliance with the Sarbanes Oxley Act and is designed to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
(ee)    Disclosure Controls and Procedures. Each of the Operating Partnership and the Company has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a-15 and 15d-14 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Operating Partnership, the Company, and their subsidiaries is made known to the chief executive officer and chief financial officer of the Company by others within the Operating Partnership, the Company, or any of their subsidiaries. The auditors of the Operating Partnership and the Company and the Audit Committee of the Board of Directors of the Company have been advised of: (i) any significant deficiencies or material weaknesses in the design or operation of internal controls which could adversely affect the ability of the Operating Partnership and the Company to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the internal controls of the Operating Partnership and the Company. Except as otherwise disclosed in the General Disclosure Package and the Prospectus, since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.
(ff)    Compliance with Environmental Laws. Except as otherwise disclosed in the General Disclosure Package and the Prospectus or as would not, individually or in the aggregate, result in a Material Adverse Effect: (i) neither the Operating Partnership, the Company, nor any of their subsidiaries is in violation of any federal, state, local or foreign law or regulation relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, “Materials of Environmental Concern”), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern (collectively, “Environmental Laws”), which violation includes, without limitation, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Operating Partnership, the Company, or their subsidiaries under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has the Operating Partnership, the Company, or any of their subsidiaries received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Operating Partnership, the Company, or any of their subsidiaries is in violation of any Environmental Law; (ii) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Operating Partnership or the Company has received written notice, and no written notice by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys’ fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by the Operating Partnership, the Company, or any of their subsidiaries, now or in the past (collectively, “Environmental Claims”), pending or, to the best of the knowledge of the Operating Partnership and the Company, threatened against the Operating Partnership, the Company, or any of their subsidiaries or any person or entity whose liability for any Environmental Claim the

Operating Partnership, the Company, or any of their subsidiaries has retained or assumed either contractually or by operation of law; and (iii) to the best of the knowledge of the Operating Partnership and the Company, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that would result in a violation of any Environmental Law or form the basis of a potential Environmental Claim against the Operating Partnership, the Company, or any of their subsidiaries or against any person or entity whose liability for any Environmental Claim the Operating Partnership, the Company, or any of their subsidiaries has retained or assumed either contractually or by operation of law.
(gg)    Periodic Review of Costs of Environmental Compliance. In the ordinary course of its business, the Operating Partnership and the Company conduct a periodic review of the effect of Environmental Laws on the business, operations and properties of the Operating Partnership, the Company, and their subsidiaries, in the course of which they identify and evaluate associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review and the amount of its established reserves, the Operating Partnership and the Company have reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, result in a Material Adverse Effect.
(hh)    ERISA Compliance. The Operating Partnership, the Company, and their subsidiaries and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974 (as amended, “ERISA,” which term, as used herein, includes the regulations and published interpretations thereunder) established or maintained by the Operating Partnership, the Company, their subsidiaries, or their “ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA. “ERISA Affiliate” means, with respect to the Operating Partnership, the Company, or a subsidiary, any member of any group of organizations described in Section 414 of the Code of which the Operating Partnership, the Company or such subsidiary is a member. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Operating Partnership, the Company, their subsidiaries, or any of their ERISA Affiliates. No “employee benefit plan” established or maintained by the Operating Partnership, the Company, their subsidiaries, or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA). Neither the Operating Partnership, the Company, their subsidiaries, nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each “employee benefit plan” established or maintained by the Operating Partnership, the Company, their subsidiaries, or any of their ERISA Affiliates that is intended to be qualified under Section 401 of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.
(ii)    Compliance with Labor Laws. Except as would not, individually or in the aggregate, result in a Material Adverse Effect, (i) there is (A) no unfair labor practice complaint pending or, to the best of the Operating Partnership’s and the Company’s knowledge, threatened against the Operating Partnership, the Company or any of their subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements pending, or to the best of the Operating Partnership’s and the Company’s knowledge, threatened, against the Operating Partnership, the Company or any of their subsidiaries, (B) no strike, labor dispute, slowdown or stoppage pending or, to the best of the Operating Partnership’s and the Company’s knowledge, threatened against the Operating Partnership, the Company or any of their subsidiaries and (C) no union representation question existing with respect to the employees of the Operating Partnership, the Company or any of their subsidiaries and, to the best of the Operating Partnership’s and the Company’s knowledge, no union organizing activities taking place and (ii) there has been no violation of any federal, state or local law relating to discrimination in hiring, promotion or pay of employees or of any applicable wage or hour laws.
(jj)    Related Party Transactions. No relationship, direct or indirect, exists between or among any of the Operating Partnership, the Company or any affiliate of the Operating Partnership or the Company, on the one hand, and any director, officer, member, stockholder, partner, customer, or supplier of the Operating Partnership, the Company or any affiliate of the Operating Partnership or the Company, on the other hand, which is required to be disclosed pursuant to Item 404 of Regulation S-K which is not so disclosed in the General Disclosure Package and the Prospectus. There are no outstanding loans, advances (except advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Operating Partnership, the Company or any affiliate of the Operating Partnership or the Company to or for the benefit of any of the officers or directors of the Operating Partnership, the Company or any affiliate of the Operating Partnership, the Company or any of their respective family members.
(kk)    Unlawful Payments. Neither the Operating Partnership, the Company, nor any of their subsidiaries or affiliates, nor any director, officer, or employee, nor, to the Operating Partnership’s or the Company’s knowledge, any agent or representative of the Operating Partnership, the Company or of any of their subsidiaries or affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Operating Partnership, the Company and their subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.
(ll)    Anti-Money Laundering Laws. The operations of the Operating Partnership, the Company and their subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Operating Partnership, the Company and their subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Operating Partnership, the Company or any of their subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Operating Partnership and the Company, threatened.
(mm)    OFAC, etc. (i) Neither the Operating Partnership, the Company nor any of their subsidiaries (collectively, the “Entity”) or, to the knowledge of the Entity, any director, officer, employee,

agent, affiliate or representative of the Entity, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:
(A)the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor
(B)located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, North Korea, Sudan and Syria).
(ii)    The Operating Partnership represents and covenants that it will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:
(A)to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or
(B)in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).
(iii)    Each of the Operating Partnership and the Company represents and covenants that for the past 5 years, the Entity has not knowingly engaged in, is not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.
(nn)    Deemed Representation. Any certificate signed by any officer of the Operating Partnership or the Company and delivered to the Representatives or to counsel for the Underwriters pursuant to or in connection with this Agreement or the Indenture shall be deemed a representation and warranty by the Operating Partnership and the Company to the Underwriters as to the matters covered thereby as of the date or dates indicated in such certificate.
(oo)    No Commissions. Neither the Operating Partnership, the Company nor any of their subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Operating Partnership, the Company or any of its subsidiaries or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Notes.
(pp)    Statistical and Market-Related Data. Any statistical and market-related data included in the Registration Statement and the Prospectus are based on or derived from sources that the Operating Partnership and the Company believe to be reliable and accurate, and, to the extent necessary, the Company has obtained the written consent to the use of such data from such sources.
2.Sale and Delivery to the Underwriters; Closing.
(a)Notes. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Operating Partnership agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the

Operating Partnership, at the price set forth in Schedule I, the aggregate principal amount of the Notes set forth in Schedule II opposite such Underwriter’s name, plus any additional principal amount of Notes which such Underwriter may become obligated to purchase pursuant to the provisions of Section 9 hereof.
(b)Payment. Payment of the purchase price for, and delivery of certificates for, the Notes shall be made at the offices of Hunton & Williams LLP, 421 Fayetteville St., Suite 1400, Raleigh, North Carolina 27601, or at such other place as shall be agreed upon by the Representatives and the Operating Partnership, at 10:00 a.m. (New York City time) on May 27, 2014 (unless postponed in accordance with the provisions of Section 9), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Operating Partnership (such time and date of payment and delivery being herein called “Closing Date”).
Payment shall be made to the Operating Partnership by wire transfer of immediately available funds to a bank account(s) designated by the Operating Partnership against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Notes to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Notes which it has agreed to purchase. Wells Fargo Securities, LLC, individually and not as representatives of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Notes to be purchased by any Underwriter whose funds have not been received by the Closing Date, but such payment shall not relieve such Underwriter from its obligations hereunder.
(c)Delivery. Delivery of the Notes will be made through the facilities of the Depository Trust Company unless the Representatives instruct otherwise.
3.Public Offering. The Operating Partnership and the Company are advised that the several Underwriters propose to offer the Notes for sale upon the terms and conditions set forth in this Agreement.
4.Conditions to the Underwriters’ Obligations. The several obligations of the Underwriters hereunder shall be subject to the condition that all representations and warranties and other statements of the Operating Partnership and the Company herein or in certificates of any officer of the Operating Partnership or the Company delivered pursuant to the provisions hereof are as of the date hereof, as of the Applicable Time and as of the Closing Date, true and correct, and the condition that the Operating Partnership and the Company shall have performed all of their obligations hereunder theretofore to be performed, and the following additional conditions:
(a)The Prospectus Supplement shall have been filed with the Commission pursuant to Rule 424(b) under the 1933 Act on or prior to the date hereof any other material required to be filed by the Company pursuant to Rule 433(d) under the 1933 Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission and no notice of objection of the Commission to the use of the form of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the 1933 Act shall have been received; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Representatives.
(b)Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i)there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Operating Partnership, the Company, or any of their subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Section 3(a)(62) under the 1934 Act; and
(ii)there shall not have occurred any change, or any development involving a prospective change, in the condition (financial or otherwise), or in the earnings, business affairs or business prospects of the Company, the Operating Partnership or any of their subsidiaries, considered as one enterprise, from that set forth in the General Disclosure Package as of the date of this Agreement that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable or inadvisable to proceed with the offering, sale or delivery of the Notes on the terms and in the manner contemplated by this Agreement, the General Disclosure Package and the Prospectus.
(c)The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 4(b)(ii) above and to the effect that the representations and warranties of the Operating Partnership and the Company contained in this Agreement are true and correct as of the Closing Date and that the Operating Partnership and the Company have complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.
(d)The Underwriters shall have received on the Closing Date a written opinion or opinions of Jeffrey Miller, Esq., general counsel of the Company, and Hunton & Williams LLP, counsel for the Operating Partnership and the Company, dated as of the Closing Date, substantially in the forms set forth in Exhibit A and Exhibit B, respectively, hereto and in form and substance satisfactory to the Representatives.
(e)The Underwriters shall have received on the Closing Date an opinion of Vinson & Elkins L.L.P., counsel for the Underwriters, dated the Closing Date, with respect to such matters as may be reasonably requested by the Underwriters.
(f)The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance reasonably satisfactory to the Underwriters, from Deloitte & Touche LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date that is 3 business days prior to the Closing Date.
(g)The Senior Vice President and Chief Financial Officer of the Company shall have furnished to the Underwriters, on the date hereof and on the Closing Date, a letter dated as of the date hereof and as of the Closing Date, in the form previously provided by the Underwriters, that such officer or his staff have performed specified procedures as a result of which such officer has determined that certain information of an accounting, financial or statistical nature set forth or incorporated by reference in the General Disclosure Package and the Prospectus is true and correct and agrees with the accounting records of the Operating Partnership and the Company.
(h)At the Closing Date, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Notes as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Operating Partnership or the Company in connection with the issuance and sale of the Notes as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.
5.Covenants of the Operating Partnership and the Company. The Operating Partnership and the Company, jointly and severally, covenant with each Underwriter as follows:
(a)Compliance with Securities Regulations and Commission Requests; Payment of Filing Fees. The Operating Partnership and the Company, subject to Section 5(b), will comply with the requirements of Rule 430B and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement or new registration statement relating to the Notes shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or the filing of a new registration statement or any amendment or supplement to the Prospectus or any document incorporated by reference therein or otherwise deemed to be a part thereof or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or such new registration statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Notes for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Operating Partnership or the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Notes. The Operating Partnership and the Company will effect the filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Operating Partnership and the Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment. The Operating Partnership shall pay the required Commission filing fees relating to the Notes within the time required by Rule 456(b)(1) (i) of the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act Regulations (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b)).
(b)Filing of Amendments and 1934 Act Documents; Preparation of Final Term Sheet. The Operating Partnership and the Company will give the Representatives notice of their intention to file or prepare any amendment to the Registration Statement or new registration statement relating to the Notes or any amendment, supplement or revision to either any preliminary prospectus (including any prospectus included in the Registration Statement or amendment thereto at the time it became effective) or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, and the Operating Partnership and the Company will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall object. The Operating Partnership and the Company have given the Representatives notice of any filings made pursuant to the 1934 Act or 1934 Act Regulations within 48 hours prior to the execution of this Agreement; the Operating

Partnership and the Company will give the Representatives notice of its intention to make any such filing from the execution of this Agreement to the Closing Date and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing and will not file or use any such document to which the Representatives or counsel for the Underwriters shall object. The Operating Partnership and the Company will prepare a final term sheet (the “Final Term Sheet”) reflecting the final terms of the Notes, in form and substance satisfactory to the Representatives, a form of which is attached as Schedule III hereto, and shall file such Final Term Sheet as an “issuer free writing prospectus” pursuant to Rule 433 prior to the close of business two business days after the date hereof; provided that the Company shall furnish the Representatives with copies of any such Final Term Sheet a reasonable amount of time prior to such proposed filing and will not use or file any such document to which the Representatives or counsel to the Underwriters shall object.
(c)Delivery of Registration Statements. The Operating Partnership and the Company have furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein or otherwise deemed to be a part thereof) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
(d)Delivery of Prospectuses. The Operating Partnership and the Company have delivered to each Underwriter, without charge, as many copies of each Preliminary Prospectus as such Underwriter reasonably requested, and the Operating Partnership and the Company hereby consent to the use of such copies for purposes permitted by the 1933 Act. The Operating Partnership and the Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
(e)Continued Compliance with Securities Laws. The Operating Partnership and the Company will comply with the 1933 Act and the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations and the 1939 Act and the 1939 Act Regulations so as to permit the completion of the distribution of the Notes as contemplated in this Agreement, the General Disclosure Package and the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Notes, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for Operating Partnership and the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or to file a new registration statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Operating Partnership and the Company will promptly prepare and file with the Commission, subject to Section 5(b), such amendment, supplement or new registration statement as may be necessary to correct such statement or omission or to comply with such requirements, the Operating Partnership and the Company will use its best efforts to have such amendment or new registration statement declared effective as soon as practicable (if it is not an automatic shelf registration statement with respect to the Notes) and the Operating Partnership and the Company will furnish to the Underwriters such number of copies of such amendment, supplement or new registration statement as the Underwriters may reasonably request. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement (or any other registration statement relating to the Notes) or any preliminary prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Operating Partnership and the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.
(f)Blue Sky Qualifications. The Operating Partnership and the Company will use their commercially reasonable efforts, in cooperation with the Underwriters, to qualify the Notes for offering and sale under the applicable securities laws of such states and other jurisdictions as the Representatives may designate and to maintain such qualifications in effect for a period of not less than one year from the date hereof; provided, however, that the Operating Partnership and the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Operating Partnership and the Company will also supply the Underwriters with such information as is necessary for the determination of the legality of the Notes for investment under the laws of such jurisdictions as the Underwriters may reasonably request.
(g)Rule 158. The Operating Partnership and the Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its security holders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.
(h)Use of Proceeds. The Operating Partnership will use the net proceeds received by it from the sale of the Notes in the manner specified in the Prospectus under “Use of Proceeds.”
(i)Restriction on Sale of Securities. During the period from the date of the Prospectus until the Closing Date, the Operating Partnership will not, without the prior written consent of the Representatives, directly or indirectly, issue, sell, offer or contract to sell, grant any option for the sale of, or otherwise transfer or dispose of any debt securities of the Operating Partnership.
(j)Reporting Requirements. The Operating Partnership and the Company, during the period when the Prospectus is required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.
(k)Issuer Free Writing Prospectuses. Each of the Operating Partnership and the Company represents and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Operating Partnership, the Company and the Representatives, it has not made and will not make any offer relating to the Notes that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission; provided, however, that prior to the preparation of the Final Term Sheet in accordance with Section 4(b), the

Underwriters are authorized to use the information with respect to the final terms of the Notes in communications conveying information relating to the offering to investors, provided that no such communication constitutes a free writing prospectus. Any such free writing prospectus consented to by the Representatives or by the Operating Partnership, the Company and the Representatives, as the case may be, is hereinafter referred to as a “Permitted Free Writing Prospectus.” Each of the Operating Partnership and the Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.
(l)REIT Qualification. The Company will use its best efforts to continue to meet the requirements for qualification and taxation as a REIT under the Code until the Board of Directors of the Company determines that it is no longer in the best interest of the Company to qualify as a REIT.
6.Expenses. The Operating Partnership and the Company, jointly and severally agree, whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (a) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (b) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters, the Indenture and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Notes, (c) the preparation, issuance and delivery of the certificates for the Notes to the Underwriters, (d) the fees and disbursements of the Operating Partnership’s and the Company’s counsel, accountants and other advisors, (e) the qualification of the Notes under securities laws in accordance with the provisions of Section 5(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (f) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Permitted Free Writing Prospectus and of the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (g) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (h) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Notes, (i) the costs and expenses of the Operating Partnership and the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Notes, including without limitation, expenses associated with the Operating Partnership’s and the Company’s preparation or dissemination of any electronic road show, expenses associated with the Operating Partnership’s and the Company’s production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Operating Partnership and the Company, travel and lodging expenses of the representatives and officers of the Operating Partnership and the Company and any such consultants, and the cost of any aircraft and other transportation chartered by the Operating Partnership or the Company in connection with the road show, (j) any fees payable in connection with the rating of the Notes, and (k) all other costs and expenses incident to the performance of the obligations of the Operating Partnership and the Company hereunder for which provision is not otherwise made in this Section 6. It is understood, however, that except as provided in this Section 6, Section 7 and the last paragraph of Section 9 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, and any advertising expenses connected with any offers they may make.

7.Indemnity and Contribution.
(a)The Operating Partnership and the Company, jointly and severally, agree to indemnify and hold harmless each Underwriter, its agents, officers and directors, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act and each affiliate of any Underwriter within the meaning of Rule 405 under the 1933 Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the 1933 Act, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Operating Partnership or the Company in writing by such Underwriter through you expressly for use therein, it being understood that the only such information furnished by the Underwriters consists of the information described as such in Section 7(b) hereof.
(b)Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Operating Partnership, the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Operating Partnership or the Company within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act to the same extent as the foregoing indemnity from the Operating Partnership and the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Operating Partnership or the Company in writing by such Underwriter through you expressly for use in the Registration Statement, the General Disclosure Package, the Basic Prospectus, any Preliminary Prospectus or the Prospectus, or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus. Each Underwriter confirms and the Operating Partnership and the Company acknowledge that the statements set forth in the first and second sentences of the third paragraph regarding concessions under the caption “Underwriting (Conflicts of Interest)” and the information set forth in the ninth paragraph regarding stabilization activities under the caption “Underwriting (Conflicts of Interest)” in the Preliminary Prospectus and Prospectus constitute the only information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, the General Disclosure Package, the Basic Prospectus, any Preliminary Prospectus or the Prospectus, or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus.
(c)In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 7(a) or 7(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Representatives, in the case of parties indemnified pursuant to Section 7(a), and by the Operating Partnership or the Company, in the case of parties indemnified pursuant to Section 7(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (y) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.
(d)To the extent the indemnification provided for in Section 7(a) or 7(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Operating Partnership and the Company on the one hand and the Underwriters on the other hand from the offering of the Notes or (ii) if the allocation provided by clause (d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (d)(i) above but also the relative fault of the Operating Partnership and the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Operating Partnership and the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Notes shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Notes (before deducting expenses) received by the Operating Partnership and the total underwriting discounts and commissions received by the Underwriters bear to the aggregate initial public offering price of the Notes set forth in the Prospectus. The relative fault of the Operating Partnership and the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Operating Partnership or the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the aggregate principal amount of the Notes they have purchased hereunder, and not joint.

(e)The Operating Partnership, the Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 7(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 7(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.
(f)The indemnity and contribution provisions contained in this Section 7 and the representations, warranties and other statements of the Operating Partnership and the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Operating Partnership or the Company, their officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Notes.
8.Termination. The Representatives may terminate this Agreement by notice given by you to the Operating Partnership and the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the NYSE MKT LLC or the NASDAQ Global Market, (ii) trading of any securities of the Operating Partnership or the Company shall have been suspended on the New York Stock Exchange, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this Section 8, makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Notes on the terms and in the manner contemplated in the General Disclosure Package or the Prospectus.
9.Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.
If one or more of the Underwriters shall fail at the Closing Date to purchase the Notes which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other Underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(a)if the principal amount of Defaulted Securities does not exceed 10% of the aggregate principal amount of Notes to be purchased hereunder, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount of the Defaulted Securities in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters; or
(b)if the principal amount of Defaulted Securities exceeds 10% of the aggregate principal amount of the Notes to be purchased hereunder, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.
No action taken pursuant to this Section 9 shall relieve any defaulting Underwriter from liability in respect of its default.
In the event of any such default which does not result in a termination of this Agreement either the Representatives or the Company shall have the right to postpone the Closing Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 9.
If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Operating Partnership or the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Operating Partnership or the Company shall be unable to perform its obligations under this Agreement, the Operating Partnership and the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out of pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.
10.Entire Agreement.
(a)This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Notes, represents the entire agreement between the Operating Partnership, the Company and the Underwriters with respect to the preparation of the Basic Prospectus, any Preliminary Prospectus or the Prospectus, or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus, and the purchase and sale of the Notes.
(b)The Operating Partnership and the Company acknowledge that in connection with the offering of the Notes: (i) the Underwriters have acted at arms length, are not agents of, and owe no fiduciary duties to, the Operating Partnership, the Company or any other person, (ii) the Underwriters owe the Operating Partnership and the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Operating Partnership and the Company. The Operating Partnership and the Company waive to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Notes.
11.Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Any executed counterpart may be delivered in portable document format (.pdf) or by other electronic means and, when so delivered, shall be legally enforceable in accordance with its terms.
12.Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.
13.Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.
14.Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to you at the address set forth in Schedule I hereto; and if to the Operating Partnership or the Company shall be delivered, mailed or sent to the address set forth in Schedule I hereto.

Very truly yours, HIGHWOODS REALTY LIMITED PARTNERSHIP By:Highwoods Properties, Inc., its general partner
By:	/s/ TERRY L. STEVENS
	Name:	Terry L. Stevens
	Title:	Senior Vice President and Chief Financial Officer
HIGHWOODS PROPERTIES, INC.
By:	/s/ TERRY L. STEVENS
	Name:	Terry L. Stevens
	Title:	Senior Vice President and Chief Financial Officer

Accepted as of the date hereof WELLS FARGO SECURITIES, LLC JEFFERIES LLC
Acting severally on behalf of themselves and the several Underwriters named in Schedule II hereto
By:	WELLS FARGO SECURITIES, LLC
By:	/s/ CAROLYN HURLEY
	Name:	Carolyn Hurley
	Title:	Director

By:	JEFFERIES LLC
By:	/s/ JOHN OCKERBLOOM
	Name:	John Ockerbloom
	Title:	Managing Director

SCHEDULE I

Representatives	Wells Fargo Securities, LLC Jefferies LLC
Underwriters
BB&T Capital Markets, a division of BB&T Securities, LLC
Mitsubishi UFJ Securities (USA), Inc.
U.S. Bancorp Investments, Inc.
Capital One Southcoast, Inc.
Comerica Securities, Inc.
Fifth Third Securities, Inc.
FTN Financial Securities Corp.
Morgan Stanley & Co. LLC
RBC Capital Markets, LLC
Regions Securities LLC

Registration Statement File No.	333-193864-01
General Disclosure Package
1. Basic Prospectus dated February 10, 2014
2. the Preliminary Prospectus dated May 19, 2014 relating to the Notes
3. the Final Term Sheet dated May 19, 2014 in substantially the form as set forth on Schedule III

Purchase Price	98.358% of the aggregate principal amount
Address for Notices to Underwriters
Wells Fargo Securities, LLC
550 South Tryon Street, 5th Floor
Charlotte, NC 28202
Attention: Transaction Management
Fax No. (704) 410-0326

Jefferies LLC
520 Madison Avenue
New York, NY 10022
Attention: General Counsel

Address for Notices to the Operating Partnership or the Company	3100 Smoketree Court, Suite 600 Raleigh, North Carolina 27604 Fax. No.: (919) 876-6929 Attention: Jeffrey Miller, Esq.

I-1

SCHEDULE II

Underwriter	Principal Amount of Notes
Wells Fargo Securities, LLC	$90,300,000
Jefferies LLC	90,300,000
BB&T Capital Markets, a division of BB&T Securities, LLC	27,900,000
Mitsubishi UFJ Securities (USA), Inc.	27,900,000
U.S. Bancorp Investments, Inc.	27,900,000
Capital One Securities, Inc.	5,100,000
Comerica Securities, Inc.	5,100,000
Fifth Third Securities, Inc.	5,100,000
FTN Financial Securities Corp.	5,100,000
Morgan Stanley & Co. LLC	5,100,000
RBC Capital Markets, LLC	5,100,000
Regions Securities LLC	5,100,000
Total	$300,000,000

II-1

SCHEDULE III
Filed Pursuant to Rule 433
Issuer Free Writing Prospectus dated May 19, 2014
Relating to Preliminary Prospectus dated May 19, 2014
Registration Statement No. 333-193864-01
HIGHWOODS REALTY LIMITED PARTNERSHIP
$300,000,000
3.20% Notes due 2021
Final Term Sheet
Dated: May 19, 2014

Issuer:	Highwoods Realty Limited Partnership
Security:	3.20% Notes due 2021
Format:	SEC Registered
Expected Ratings (Moody's/S&P)*:	Baa2/BBB
Principal Amount:	$300,000,000
Maturity Date:	June 15, 2021
Trade Date:	May 19, 2014
Settlement Date (T+5):	May 27, 2014
Interest Payment Dates:	June 15 and December 15, commencing December 15, 2014
Benchmark Treasury:	2.25% due April 30, 2021
Benchmark Treasury Price /Yield:	101-06+ / 2.063%
Spread to Benchmark Treasury:	T + 130 bps
Yield to Maturity:	3.363%
Coupon:	3.20%
Public Offering Price:	98.983%
Optional Redemption:
Make-whole call at any time prior to April 15, 2021 (the date that is 60 days prior to the maturity date) at the applicable Treasury Constant Maturity plus 20 bps

On or after April 15, 2021 (the date that is 60 days prior to the maturity date), the redemption price will equal 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest on the principal amount of the notes to be redeemed to, but excluding, the redemption date

CUSIP / ISIN:	431282 AN2 / US431282AN25
Joint Book-Running Managers:	Wells Fargo Securities, LLC Jefferies LLC BB&T Capital Markets, a division of BB&T Securities, LLC Mitsubishi UFJ Securities (USA), Inc. U.S. Bancorp Investments, Inc.
Co-Managers:	Capital One Securities, Inc. Comerica Securities, Inc. Fifth Third Securities, Inc. FTN Financial Securities Corp. Morgan Stanley & Co. LLC RBC Capital Markets, LLC Regions Securities LLC

III-1

*Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.
This communication is intended for the sole use of the person to whom it is provided by the issuer.
Terms used herein but not defined shall have the respective meanings as set forth in the issuer’s preliminary prospectus supplement dated May 19, 2014.
The issuer has filed a registration statement (including a prospectus) with the Securities and Exchange Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and the related preliminary prospectus supplement and other documents the issuer has filed with the Securities and Exchange Commission for more complete information about the issuer and this offering. You may obtain these documents for free by visiting EDGAR on the Securities and Exchange Commission’s website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and related preliminary prospectus supplement if you request it by contacting Wells Fargo Securities, LLC toll-free at 1-800-326-5897 or emailing: cmclientsupport@wellsfargo.com or Jefferies LLC toll-free at 1-877-547-6340 or e-mailing: prospectus_department@jefferies.com.
Any disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such disclaimers or other notices were automatically generated as a result of this communication being sent via Bloomberg or another email system.

III-2

SCHEDULE IV
Issuer General Use Free Writing Prospectus
Final Term Sheet containing the terms of the Notes, substantially in the form of Schedule III hereto.

IV-1